Registration No.   333-159896

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MULTIPLAYER ONLINE DRAGON INC.
(Name of small business issuer in its charter)

Nevada	7370
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________
12F World Trade Centre	Business Filings Incorporated
No. 25 Tongxing Street	6100 Neil Road, Suite 500
Zhongshan District, Dalian	Reno, Nevada 89511
People’s Republic of China 116001	(800) 550-6724
(86) 411-3966-9257
(Address and telephone number of	(Name, address and telephone
registrant's executive office)	number of agent for service)
_________________
Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.05	$100,000	$5.58

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

MULTIPLAYER ONLINE DRAGON INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

We are offering 1,000,000 shares of common stock minimum, 2,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers, 1 The offering price is $0.05 per share.  In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you with interest and without deduction of any kind.  The SEC staff generally defines “promptly” as a period of up to three days.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at HSBC Hong Kong 1, Queen’s Road Central, Hong Kong, SAR, China.  Its telephone number is +852 2822 1111.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment not withstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

There are no arrangements to place the funds in an escrow, trust, or similar account.

      Our common stock will be sold on our behalf by Yuchun Bai, one of our officers and directors. Mr. Bai will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 7.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.04	$0.01
Per Share - Maximum	$0.05	$0.02	$0.03
Minimum	$50,000	$40,000	$10,000
Maximum	$100,000	$40,000	$60,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our business

We were incorporated under the laws of the state of Nevada as MULTIPLAYER ONLINE DRAGON INC., on July 3, 2008.   We have no current or historical operations.  Our business plan is to design, host, and market a collaborative   internet search communications systems.

Our principal executive offices are located at 12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District,Dalian, China 116001. This is our mailing address as well. Our telephone number is +86 411 3966 9257. Our fiscal year end is March 31.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

The offering

Following is a brief summary of this offering:

Securities being offered	1,000,000 shares of common stockminimum, 2,000,000 shares of common stock maximum
Offering price per share	$0.05
Net proceeds to us	$10,000 if the minimum number of shares are sold; $60,000 if the maximum number of shares are sold
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if the minimum number of shares are sold Number of shares outstanding if the maximum number of shares are sold	11,000,000 12,000,000

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2009
(Audited)
Balance Sheet
Total Assets	$9,862
Total Liabilities	$8,400
Stockholders Equity	$1,462

Period from July 3, 2008
(date of inception) to
March 31, 2009
(Audited)
Income Statement
Revenue	$0
Total Expenses	$8,538
Net Loss	$(8,538)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. All material risk factors have been addressed.

Risks associated with MULTIPLAYER ONLINE DRAGON INC.:

1. Our auditor has issued a going concern opinion.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

2.  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on July 3, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $8,538.  To achieve and maintain profitability and positive cash flow we are dependent upon:
*          our ability to generate revenues
*          our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with translating documents. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

3.  Because our management does not have technical training or experience in building and managing collaborative search engines, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced in developing and writing software for collaborative search engines, we will have to hire qualified persons to do so. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard software and marketing techniques that competing corporations commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

4.  Because we are small and do not have much capital, we may have to limit our operational and marketing activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our activities. As such we will not be able to compete with large entities that operate and market collaborative search software. In that event we are unable to attract customers to our product, we will not generate revenues or profits. If that occurs, you will lose your investment.

5.  Because Mr. Deng and Mr. Bai have other outside business activities, they will only be devoting 10% of their time, or four hours per week to our operations and as a result, our operations may be sporadic which may result in periodic interruptions or suspensions of our activities.

Because Mr. Deng and Mr. Bai, our directors, have other outside business activities, they will only be devoting 10% of their time, or four hours each per week to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Deng and Mr. Bai. As a result, our operations may be periodically interrupted or suspended.

6.  We operate in a highly competitive industry and we cannot guarantee you that we will ever achieve any level of success in competing for clients with other collaborative search sites.

                Currently, we have no operations or product.  The Internet search industry is very competitive. We are part of that industry. We are at a competitive disadvantage in attracting clients due to our very small size and limited scope of our product. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

7.  We do not own any patents, trademarks or copyrights covering our product.

Even though we are currently applying for a patent, we do not own any patents, trademarks or copyrights. Our collaborative search engine design needs various suppliers of components and web hosting services in order to function. Patent law in the USA was recently changed by Congress and we are consulting with patent lawyers on what protection if any our design can be afforded under the revised law. If we infringe on any patents, trademarks or copyrights, we will be liable for damages and may be enjoined from conducting our proposed business. Further, because we have no patent or copyright covering our product, someone could use the information and compete with us and we will have no recourse against him.

8.  We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow.

Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

          9.  We have a conflict of interest with Yuan Kun Deng, one of our officers and directors.

There is a conflict of interest in that we have only one of our officers and directors, Yuan Kun Deng, who is also a controlling shareholder.  As such, Mr. Deng may have a material or substantial personal interest in a transaction.  Under NRS 78.140 a contract is not void or voidable solely because the contract or transaction is between us and Mr. Deng or because he signs in the written consent which authorizes or approves the consent or contract.  Mr. Deng’s vote is counted for the purpose of authorizing or approving the contract or transaction provided that the contract or transaction is fair to the corporation or the contract or transaction is approved by a majority vote of stockholders holding a majority of the voting power.  As such, even it the transaction or contract is not fair to us, the fact that Mr. Deng owns currently and will own at the conclusion of this offering more than a majority of the outstanding shares of our common stock, insures that you will not be able to prevent him from acting in his personal interest if he chooses to do so.  Further, we have not adopted nor do we intend to adopt any written procedures to deal with conflicts of interest.

10.  Our future success is dependent on Internet technology developments, our ability to adapt to these and other technological changes and to meet evolving industry standards.

Our ability to execute our strategy of operation over the Internet and generating the related expected revenues is dependent on the development and maintenance of Internet technology as well as our ability to adapt our solutions to changes in Internet technology.  We may encounter difficulties responding to these and other technological changes that could delay our operations and services. Our future success will, to a significant extent, depend on our ability to enhance our search engine and satisfy an expanded range of customer needs, and achieve market acceptance. We may not have sufficient resources to make the necessary investments to develop and implement the technological advances required to maintain a competitive position.

11.  We face competition from other Internet companies, including web search providers, Internet advertising companies and destination web sites that may also bundle their services with Internet access.

We face competition from other web search providers, including companies that are not yet known to us. We compete with Internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted Internet advertising. Also, we may compete with companies that sell products and services online because these companies, like us, will be trying to attract users to their web sites to search for information about products and services. We will also be competing with destination web sites that seek to increase their search-related traffic. These destination web sites may include those operated by Internet access providers, such as cable and DSL service providers. Because our targeted users will need to access our services through Internet access providers, they have direct relationships with these providers. If an access provider or a computer or computing device manufacturer offers online services that compete with ours, the user may find it more convenient to use the services of the access provider or manufacturer. In addition, the access provider or manufacturer may make it hard to access our services by not listing them in the access provider's or manufacturer's own menu of offerings. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than we are in tailoring services and advertisements to the specific tastes of the user. There has been a trend toward industry consolidation among our competitors, and so smaller competitors today may become larger competitors in the future. If our competitors are more successful than we are in all areas of operation.

12.  We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to Internet companies, we will face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a small portion of which are allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince customers to spend a portion of their advertising budgets with us our operating results would be harmed.

    13. Currency fluctuations and government control of currency conversion may adversely affect our financial condition and results of operations.

Our reporting currency is the U.S. dollar and our operations in China will be paid for in local currency as the functional currencies. We will receive substantially all of our revenues in Chinese Renminbi ("RMB"), which currently is not a freely convertible currency. A portion of these revenues must be converted into other currencies to meet our foreign currency obligations including, among others, legal and accounting fees, payment of dividends declared, if any, in respect of our shares. Restrictions on currency exchange may limit our ability to utilize our revenues effectively. We are also subject to the effects of exchange rate fluctuations with respect to any of these currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of RMB against the U.S. dollar.

14. Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

15. Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The Chinese laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties    Because of the legal uncertainties and because the majority of our assets may be located in the People's Republic of China (the "PRC"), it may be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.   Further, in considering whether to enforce a foreign judgment in China, the court considers whether the judgment violates basic principles of the law of the PRC; its social interests; and ascertains that foreign judgment has validity.  If the court is not satisfied with the foregoing, the matter is referred back to the jurisdiction that rendered the judgment. The cost and likelihood of successfully enforcing a U.S. judgment in China is, in our opinion, remote at best.

Risks associated with this offering:

16.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officers and directors misappropriate the funds for their own use, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, officers and directors will have the power to appropriate the money we raise.  As such, they could withdraw the funds without your knowledge for their own use.  If that happens, you will lose your investment and your funds will be used to pay creditors.

17.  Because we have only two officers and directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only two officers and two directors who are also our officers. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

18.  Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

19.  Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

      20.  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

            Our offering is being made on a $50,000 minimum $100,000 maximum self-underwritten basis. The table below sets forth the use of proceeds, if $50,000, $75,000, and $100,000, is raised in this offering.

	$50,000	$75,000	$100,000

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$40,000	$40,000	$40,000
Net proceeds	$10,000	$35,000	$60,000

The net proceeds will be used as follows:

Consulting Services	$500	$5,000	$5,000
Design and Engineering	$7,500	$7,500	$7,500
Market Feasibility	$0	$10,500	$10,500
Prototype development	$0	$7,100	$29,350
Foreign Legal	$1,000	$3,000	$3,000
Telephone	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$750	$750	$3,500
Office Equipment	$100	$1,000	$1,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

Consulting Services consist of fees for technical consulting services for software and hardware engineering and systems design. We are not going to spend any money or implement our program until this offering is completed. We have not begun production on or definitive design. Consulting fees will not be more than $5,000. We have not selected or identified a consultant and will not do so until we have completed this offering. Our consultant, in consultation with our officers, will supervise and contract for our operations through independent contractors. We will make as much progress in product and systems design as proceeds from the offering allow.

      We have allocated funds for telephone service, stationary, accounting, acquisition of office equipment and office supplies as needed.

We have allocated variable amounts of money for product development because we do not know how much will ultimately be needed.. Only if we determine we have a viable product for an accessible market will we consider entering into active operations.

No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.05 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*          our lack of operating history
*          the proceeds to be raised by the offering
*          the amount of capital to be contributed by purchasers in this offering in proportion to theamount of stock to be retained by our existing Stockholders, and our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

      As of March 31, 2009, the net tangible book value of our shares of common stock was $1,462 or approximately $0.0001 per share based upon 10,000,000 shares outstanding.

If 2,000,000 Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 12,000,000 shares to be outstanding will be $61,462 or approximately $0.0051 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0050 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0051 per share.

       After completion of this offering, if 2,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10,000 or approximately $0.001 per share.

If 1,500,000 Shares Are Sold:

      Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 11,500,000 shares to be outstanding will be $36,462, or approximately $0.0032 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0031 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0032 per share.

      After completion of this offering, if 1,500,000 shares are sold, you will own approximately 13.04% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 86.96% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10,000 or approximately $0.001 per share.

If the 1,000,000 Shares Are Sold:

      Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 11,000,000 shares to be outstanding will be $11,462, or approximately $0.0010 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0009 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0010 per share.

      After completion of this offering, if 1,000,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10,000 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0001
Potential gain to existing shareholders	$0.0050
Net tangible book value per share after offering	$0.0051
Increase to present stockholders in net tangible book value per share
after offering	$0.0050
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	12,000,000
Percentage of ownership after offering	83.33%

Purchasers of Shares in this Offering if 2,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0449
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	16.67%

Purchasers of Shares in this Offering if 1,500,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0468
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Percentage of ownership after offering	13.04%

Purchasers of Shares in this Offering if 1,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0490
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	16.67%
Percentage of capital contributions by new investors	83.33%
Percentage of ownership after offering	9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at HSBC Hong Kong 1 Queen's Road Central, Hong Kong SAR, China. Its telephone number is +852 2822 1111. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use them as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.   As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us.

If we do not receive the minimum amount of $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you with interest and without a deduction of any kind. The subscription amounts will be counted towards the minimum subscription amount only if the form of payment, such as any check, clears the banking system prior within 270 days of the effective date of our registration statement . The SEC staff generally defines "promptly" as a period of up to three days. We will return your funds to you in the form a cashier's check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*          extension of the offering period beyond 270 days;
*          change in the offering price;
*          change in the minimum sales requirement;
*          change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account

We will sell the shares in this offering through Mr. Yuchun Bai, one of our officers and directors.  He will receive no commission from the sale of any shares. He will not register as a broker/dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bai is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of two officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings. We will not utilize the Internet to advertise our offering. Mr. Bai will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules, the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or unless the offering is completed or otherwise terminated by us.

 We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

 We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "MULTIPLAYER ONLINE DRAGON INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a start-up corporation and have not yet generated or realized any revenues from our business operations. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin operations. There is no assurance we will ever reach this point.

We are not going to buy or sell any plant or significant equipment during the next twelve months. We believe we can satisfy our cash requirements during the next 12 months. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Results of Operations

On March 1, 2009, we sold 10,000,000 restricted shares of common stock to Yang Kun Deng, our president and a member of the board of directors and raised $10,000.

Since inception we have retained an auditor and attorney in connection with this public offering.  Further, we have started to map architecture and review contracting and staffing needs

             We have no current or historical operations or product.  We have no revenues.  Our expenses were primarily accounting and auditing fees.

Plan of Operations

Our specific goal is to begin developmental components of our business plan including developing our website, developing software, designing and implementing and marketing the collaborative search engine. We intend to accomplish the foregoing through the following milestones:

1.	Overall system design, incorporating hardware, software, connectivity functions, operating system and user interface.

2.
Complete the software programming to run the search engine. Design the functional prototype. Management expects to have this done by October 2009. We plan to put this bid out to its subcontractor programmers in China. Begin online beta testing. Completion date is estimated by December 2009. Finalize any changes in the design and public launch. Completion date is estimated by February 2010.

3.
Our marketing program will include our website promotion and personal selling. Our president, Mr. Deng, will do personal selling initially. He will be responsible for all phases of our operations. We have budgeted between $500 and $5,000 for marketing. Marketing will commence as soon as our beta testing is completed.

4.	Within 6 months from the initiation of our marketing program, we believe that we will begin generating fees from the sale of advertising on our system.

In summary, we should be generating fees from the sale of advertising within 15 months from the date of this prospectus.

Limited Operating History; Need for Additional Capital

             We have no current or historical operations or product . There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have to be able to attract customers and generate revenues. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

             We have no current or historical operations or product.   As of the date of this prospectus, we have not generated any revenues. We are currently in the start-up stage of our operations.

To meet our initial need for cash we sold 10,000,000 restricted shares of common stock to Yuan Kun Deng, our president and a member of the board of directors, in consideration of $10,000.

             Our current cash will allow us to maintain our non-operational status until our offering is completed.  If we do not sell the minimum number of shares, all money raised in the offering will be returned to subscribers and we will cease operations.  If we raise the minimum amount in this offering, it will allow us to operate for twelve months from the date we complete our public offering.  While our officers and directors are committed to our project and have expressed a willingness to advance additional sums of money to achieve our plan of operation, they are not legally obligated to do so and if we need money and they do not advance the money, there is nothing we can do to force them to advance the funds.   At the present time, we have not made any arrangements to raise additional cash other than this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

As of March 31, 2009 our total assets were $9,862 comprised only of cash and our total liabilities were $8,400.

BUSINESS

General

We were incorporated in the State of Nevada on July 3, 2008. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalian, China 116001. This is our mailing address as well. Our telephone number is 011-86-130-798-88886.  This is Mr. Deng's office.  We use this space on a rent free basis.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Our goal is to create, host and launch a collaborative Internet search engine.  The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

We do not intend to engage in a merger or acquisition. Further we do not intend to enter into a business combination, change of control or similar transaction.

Collaborative Search Engine Description

A collaborative search engine uses inputs from other users to assist people to find resources on the Internet. Management believes it performs some unique functions that are not currently available on other search engine. The search engine will have a software code contained within in a host platform.  The code may be centralized or spread over a network, depending on the design finally chosen.  The search engine will be designed as a device to include:

*	Advanced Search Functionality B enables users to construct more complex queries, for example by using Boolean logic or restricting results to languages, countries or web sites.

*	Spell Checker B suggests alternate search terms when a search appears to contain misspellings or typing errors.

*	Web Page Translation B automatically translates web pages published in French, German, Italian, Portuguese and Spanish into English, or vice versa.

*	Stock Quotes B Provides links to stock and mutual fund information.

*	Street Maps B provides links to street maps and directions.

*	Calculator B solves math problems involving basic arithmetic, complicated math or physical constants and converts between units of measure.

*	Definitions B provides definitions for words or phrases based on content we have indexed.

*	PhoneBook B provides U.S. street addresses and phone numbers for U.S. businesses and residences.

*
Search by Number B enables people to conduct quick searches by entering FedEx, UPS and USPS package tracking numbers, vehicle ID numbers, product codes, telephone area codes, patent numbers, FAA airplane registration numbers and FCC equipment ID numbers.

*	Travel Information B enables people to check the status of U.S. airline flights and see delays and weather conditions at U.S. airports.

*	Cached Links B provides snapshots of web pages taken when the pages were indexed, enabling web users to view web pages that are no longer available.

We intend to sell space for advertising on the search engine website.  The fee for the space will be determined as soon as the search engine is activated.  Based upon demand, we will adjust our prices accordingly.

Development

The search engine and flowcharts of the software programming were designed in Dalian China.  We intend to write code for the search engine in Asia where the cost is less than in the United States or China. We believe there are a number of software companies who are capable of producing the code for the search engine.

Distribution

We intend to distribute the search engine on our website over the Internet.

Intellectual Property

We intend to rely on a combination of patent, trademark, copyright and trade secret laws in the U.S. and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology. We also intend to enter into confidentiality and invention assignment agreements with our future employees and consultants and confidentiality agreements with other third parties, and we intend to rigorously control access to proprietary technology.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

      Companies in the Internet, technology and media industries own large numbers of patents, copyrights and trademarks and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. Also, we will be faced increasing competition and the possibility of intellectual property claims. Our technologies may not be able to withstand any third-party claims or rights against their use.

Government Regulation

We are subject to a number of foreign and domestic laws that affect companies conducting business on the Internet. In addition, because of the increasing popularity of the Internet and the growth of online services, laws relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world.

In the U.S., laws relating to the liability of providers of online services for activities of their users are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by users. In addition, several other federal laws could have an impact on our business. For example, the Digital Millennium Copyright Act has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Children's Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

In addition, the application of existing laws regulating or requiring licenses for certain businesses of our advertisers, including, for example, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Existing or new legislation could expose us to substantial liability and restrict our ability to deliver services to our users.

We are also subject to international laws associated with data protection in Europe and elsewhere and the interpretation and application of data protection laws is still uncertain and in flux. In addition, because our services are accessible worldwide, foreign jurisdictions may claim that we are required to comply with their laws.

Website

We intend to hire a designer to develop our website. We believe the cost will be between $500 and $5,000 depending on the sophistication thereof.  We have not selected a designer as of the date hereof and will not do so until we complete this public offering.

We intend to sell advertising on our website and process orders by credit card payments thereon.  To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception July 3, 2008. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based business.

Revenues

We will generate all of our revenues from advertising.  Our potential advertisers will be able terminate their contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would negatively affect our revenues and business.

             Our target market for advertising will be corporations, worldwide, that seek to promote their products and services in the Peoples’Republic of China.  We believe that citizens of the Peoples’Republic of China will use our search engine since we intend to cater it to their social conditions.

Convenient Search Experience

Current Internet search technology gives rise to many erroneous and irrelevant results, much resources and efforts have been spent to refine the user experience. Our system will use user inputs in real time to increase search power. Additionally, the advertising sold on search sites have a very low click through rate and low conversion rate after the advertising link is clicked. Additional knowledge factors aimed at increasing relevance of search results will also increase value for advertisers to reach their intended audience.

Customer Service

We intend to provide a customer service department via email where users can resolve questions about the use of our search engine.

Downloading the system

The user will be able to download the system and install it as an add-on to Internet browser software. There are several types of browsers, and several versions of each type. This may require additional coding for each specific type and version.

Competition

We will face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web and provide them with relevant advertising.

      We will also face competition from other web search providers, including companies that are not yet known to us. We compete with Internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted Internet advertising. We may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their web sites to search for information about products and services. In addition to Internet companies, we face competition from companies that offer traditional media advertising opportunities.

      We will compete to attract and retain relationships with users, advertisers and web sites. The bases on which we compete differ among the groups.

*
Users. We will compete to attract and retain users of our search and communication products and services. Most of the services we will offer to users are free, so we do not compete on price. Instead, we compete in this area on the basis of the relevance and usefulness of our search results and the features, availability and ease of use of our products and services.

*
Advertisers. We will compete to attract and retain advertisers. We will compete in this area principally on the basis of the return on investment realized by advertisers using our AdWords program. We will also compete based on the quality of customer service and features.

*	Web sites. We compete to attract and retain web sites.

We believe that we will be able compete favorably on the factors described above. However, our industry is evolving rapidly and is becoming increasingly competitive.

Marketing

We intend to market our search engine on our website, advertising  and through traditional sources such as magazines, newspapers and flyers/mailers in the United States, provided we have available advertising dollars.  We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from community and affinity sites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us which could cause us to cease operations.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce or electronic devices generally. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, and import and export matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada  and will be qualified to do business in the Peoples’Republic of China after we complete our public offering .  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

             In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $165.00.  Nevada has no corporate income taxes.  That is why it is so attractive to do business there.

      Other than the foregoing, no governmental approval is needed for the release of our search engine  in the United States or the State of Nevada.

             In China, we are required to register as a private enterprise.  A private enterprise is one which is privately funded, that is not state funded.  We intend to so register as soon as we complete our public offering.  The registration fee is 0.1% of our capital or $0.01, however, there is a minimum fee of 50 RMB.  We will pay the minimum fee upon completion of our public offering.  In addition, we will pay a business tax of 3% of our net revenues.  Business tax rates in China are at a flat rate, but vary based upon the business.  While we pay 3%, entertainment companies pay 15%.

       It is very important to remember in China that rules and regulations are conditioned upon satisfaction of Chinese “social interests”.  This allows for a subjective determination by the government when issuing licenses.  We intend to seek our license after we complete our public offering and are in a position to begin operations.  If we are unable to raise the minimum amount in this offering, we will not seek the license.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our officers and directors.  We intend to hire additional employees on an as needed basis.

Offices

12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalian, China 116001. This is our mailing address as well. Our telephone number is 011-86-130-798-88886.  This is Mr. Deng's office.  We use this space on a rent free basis.

MANAGEMENT

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Yuan Kun Deng	55	president, principal executive officer, principal
12F World Trade Centre		financial officer, principal accounting officer,
No. 25 Tongxing Street		and a member of the board of directors
Zhongshan District, Dalian
Peoples Republic of China 116001

Yuchun Bai	31	secretary, treasurer, and a member of the board
#123 Xian Ren Dong Zheng Ma Dao		of directors
Kou Cun Da Ma Tun, Zhuang He Shi,
Liao Ning, China

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of our officers and directors

Yuan Kun Deng, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors

Since July 3, 2008, our inception, Yuan Kun Deng has been our president, principal executive officer, principal financial officer, principal accounting officer and a member of the board of directors. Since October 23, 2007, Mr. Deng has been president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and sole member of the board of directors of Earth Dragon Resources Inc. a Nevada exploration stage corporation engaged in the search for mineral deposits or reserves. Earth Dragon Resources Inc. is listed for trading on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol EARH.  Since January 1983, Mr. Deng has been managing investments in real estate, securities, restaurants, agriculture, marine horticulture and retail outlets for himself and unrelated third parties.  Since January 1983, Mr. Deng has been managing investments in real estate, securities, restaurants, agriculture, marine horticulture and retail outlets for himself and unrelated third parties

Yuchun Bai, Secretary, Treasurer and a member of the Board of Directors

Since October 23, 2007, our inception, Yuchun Bai has been our secretary, treasurer and a member of the board of directors.  Since March 2004, Mr. Bai has been self employed as an independent computer hardware and software consultant, installing and maintaining network systems.

During the past five years, Messrs. Deng and Bai have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Messrs. Deng and Bai were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs. Deng's and Bai's involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Conflicts of Interest

      We believe Messrs Deng and Bai are not subject to conflicts of interest.   No policy has been implemented or will be implemented to address conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on July 3, 2008 through March 31, 2009.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Yuan Kun Deng	2009	0	0	0	0	0	0	0	0
President, CEO	2008	0	0	0	0	0	0	0	0
& CFO	2007	0	0	0	0	0	0	0	0

Yuchun Bai	2009	0	0	0	0	0	0	0	0
Secretary & Treasurer	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

As of the date hereof, we have not entered into employment contracts with our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

The following table sets forth information with respect to compensation paid by us to our directors during the 2009 completed fiscal year. Our fiscal year end is March 31.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Yuan Kun Deng	0	0	0	0	0	0	0
Yuchun Bai	0	0	0	0	0	0	0

      All compensation received by our officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

We have no plans to pay any salaries to anyone until sufficient financing is available.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares.

			Percentage of
		Number of Shares	Ownership
	Number of	After Offering	After the Offering
Name and Address	Shares Before	Assuming all of the	Assuming all of the
Beneficial Ownership	The Offering	Shares are Sold	Shares are Sold
Yuan Kun Deng	10,000,000	10,000,000	83.33%
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
Peoples Republic of China 116001

Yuchun Bai	0	0	0.00%
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
Peoples Republic of China 116001

All officers and directors as a group	10,000,000	10,000,000	83.33%
(2 persons)

Future Sales by Existing Stockholders

      10,000,000 shares of common stock were issued to Yuan Kun Deng our sole officer and director on March 1, 2009. The 10,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the restricted shares can be publicly sold commencing six months after their acquisition provided we are not a “shell company” as defined in Rule 405 of the Securities Act of 1933.  A shell company is defined as a company that has no or nominal operations and has no or nominal assets or its only asset is cash.  The SEC has determined in Release No. 33-8869 that it was never its intention to capture a “startup company” or in other words a company with a limited operation history in the definition of a shell company.  We believe we are not a shell company since we are in the startup phase of operations.  However, the Financial Industry Regulatory Authority (FINRA), which owns and operates the Bulletin

Board, makes an independent examination and decision regarding shell company status.  FINRA has been notorious in determining that startup companies are shell companies and has refused to allow its member firms (SEC registered broker/dealers) to disseminate quotations for companies that do not acknowledge they are shell companies, even though as a matter of law, they may not in fact be shell companies.  If we want our shares to be traded on the Bulletin Board, we may have to represent to FINRA that we are a shell company in order to allow quotations to be disseminated by FINRA members.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

      A total of 10,000,000 shares of our stock are currently owned by Yuan Kun Deng, one of our officers and directors.  He will likely sell a portion of his stock if the market price goes above $0.05. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.  He will only be able to sell his shares into a market, should it develop, if we are not a shell company.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present stockholders will own approximately 83.33% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701.  Their telephone number is (727) 289-0010.

CERTAIN TRANSACTIONS

On March 1, 2009, we issued 10,000,000 shares of restricted common stock to Yuan Kun Deng, our president in consideration of $10,000.00

From inception to March 31, 2009, Yuan Kun Deng, our president, advanced $600 for our operations.  The advances are not evidenced by any written documentation.  Mr. Deng has agreed to accept repayment when we have sufficient funds to do so.  The advances by Mr. Deng are interest free.

We use approximately 10 square feet of office space at Mr. Deng's office for our office on a rent free basis.

Messrs. Deng and Bai are our only promoters. They have not received and will not receive anything of value from us, directly or indirectly in their capacity as promoters.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 31, 2009, included in this prospectus, have been audited by Michael T. Studer CPA P.C., Independent Registered Public Accounting Firm, 18 East Sunrise Highway, Suite 311, Freeport, New York 11520 as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares of common stock being sold in this offering.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will file audited financial statements with the SEC.  The financial statements will be audited by Michael T. Studer CPA P.C., Independent Registered Public Accounting Firm, 18 East Sunrise Highway, Suite 311, Freeport, New York 11520.

Our financial statements from inception to March 31, 2009 (audited), immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Multiplayer Online Dragon Inc.

I have audited the accompanying balance sheet of Multiplayer Online Dragon Inc. (the “Company”) as of March 31, 2009 and the related statements of operations, stockholder’s equity, and cash flows for the period July 3, 2008 (inception) to March 31, 2009. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multiplayer Online Dragon Inc. as of March 31, 2009 and the results of their operations and cash flows for the period July 3, 2008 (inception) to March 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MICHAEL T. STUDER, CPA, P.C.
Michael T. Studer, CPA, P.C.

Freeport, New York
June 4, 2009

Multiplayer Online Dragon, Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in US Dollars)

March 31,
2009

ASSETS
Current Assets
Cash	$9,862
Total Assets	$9,862

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$7,800
Due to related party	600
Total current liabilities	8,400
Stockholder's Equity
Common stock, $0.0001 par value
Authorized: 75,000,000 shares
Issued and outstanding:
10,000,000 common shares	1,000
Additional paid-in capital	9,000
Deficit accumulated during
the development stage	(8,538)
Total stockholder's equity	1,462
Total Liabilities and Stockholder's Equity	$9,862

See notes to financial statements.

Multiplayer Online Dragon, Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in US Dollars)

Period from
inception, July 3,
2008 to March 31,
2009

Revenue
Revenue	$-
Total Revenue	-

Expenses
General and administrative	8,538
Total Costs and Expenses	8,538
Net Loss	$(8,538)

Net Loss per share
Basic and diluted	$(0.00)

Number of common shares used to
compute loss per share
Basic and Diluted	10,000,000

See notes to financial statements.

Multiplayer Online Dragon, Inc.
(A Development Stage Company)
Statement of Stockholder's Equity
For the period July 3, 2008 (inception) to March 31, 2009
(Expressed in US Dollars)

				Deficit
				Accumulated
	Common Stock, $0.0001		Additional	During the	Total
	Par Value		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity
Balance, July 3, 2008 (Date of Inception)	-	$-	$-	$-	$-
Shares sold at $0.001 per share
on March 1, 2008	10,000,000	1,000	9,000	-	10,000
Net loss for the period July 3, 2008 (Inception)
to March 31, 2009	-	-	-	(8,538)	(8,538)
Balance, March 31, 2009	10,000,000	$1,000	$9,000	$(8,538)	$1,462

See notes to financial statements.

Multiplayer Online Dragon, Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in US Dollars)

Period from
inception, July 3,
2008 to March
31, 2009

Cash Flows from Operating Activities
Net income (loss)	$(8,538)
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	7,800
Net cash provided by (used for) operating activities	(738)
Cash Flows from Financing Activities
Loans from related party	600
Proceeds from sales of common stock	10,000
Net cash provided by (used for) financing activities	10,600
Increase (decrease) in cash	9,862

Cash, beginning of period	-

Cash, end of period	$9,862

Supplemental disclosures of cash flow information:
Interest paid	$-
Income taxes paid	$-

See notes to financial statements.

MULTIPLAYER ONLINE DRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2009
(Expressed in US Dollars)

1.         OPERATIONS

      Organization

The Company was incorporated in the State of Nevada, on July 3, 2008. The principal activity of the Company is designing, hosting, and marketing collaborative internet search communications systems. The Company is considered a development stage company as defined in SFAS No.7.  The Company has its executive office in The People’s Republic of China.

      Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. At March 31, 2009, the Company had cash of $9,862 and working capital and stockholder’s equity of $1,462. Further, the Company has incurred a net loss of $8,538 for the period from July 3, 2008 (inception) to March 31, 2009.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to raise additional capital in a public offering of shares of its common stock (see note 6). However, there is no assurance that it will be successful in accomplishing this objective.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

a)            Cash

   Cash consists of cash on deposit with a high quality major financial institution.

b)            Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MULTIPLAYER ONLINE DRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2009
(Expressed in US Dollars)

c)            Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities, and due to related party, approximate their fair value because of the short maturity of these instruments. The Company’s operations are outside the United States and some of its assets and liabilities have exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

d)            Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”.  This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)            Foreign Currency Translation

The Company’s reporting and functional currency is the U.S. dollar.  Canadian dollar transactions are translated at the exchange rate prevailing at the time of the transaction. Canadian dollar monetary assets and liabilities are translated at period-end exchange rates and exchange gains and losses are reflected in operations.

f)             Basic and Diluted Net Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed using the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period.   The Company has no stock option plan and has not issued any warrants or other potentially dilutive securities.

3.         DUE TO RELATED PARTY

At March 31, 2009, the Company is indebted to the President of the Company for cash advances of $600. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

4.         COMMON STOCK

On March 1, 2009, the Company sold 10,000,000 shares of common stock to its president and director at a price of $0.001 per share for cash proceeds of $10,000.

MULTIPLAYER ONLINE DRAGON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
March 31, 2009
(Expressed in US Dollars)

The Company has no stock option plan and has not issued any warrants or other potentially dilutive securities.

5.         INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. At March 31, 2009, the Company has a net operating loss carryforward of $8,538, which expires in 2029.  Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. At March 31, 2009, the valuation allowance established against the deferred tax assets was $2,988.

The components of the net deferred tax asset at March 31, 2009 are as follows:
Net operating loss carryforward	$2,988
Valuation allowance	(2,988)
Net deferred tax asset	$-

For the period July 3, 2008 (inception) to March 31, 2009, a reconciliation of the United States statutory tax rate to the effective tax rate follows:
Statutory tax rate	35%
Increase in valuation allowance	(35%)
Effective tax rate	0%

6.         SUBSEQUENT EVENTS

On April 17, 2009, the Company resolved to undertake the preparation and filing of a registration statement with the United States Securities and Exchange Commission (the “SEC”) to conduct a public offering.  The offering is planned to be to 2,000,000 shares of its common stock at a price of $0.05 per share, or $100,000 total. The offering is planned to be on a “best efforts, all or none” basis with respect to the first 1,000,000 shares ($50,000) and on a “best efforts” basis with respect to the remaining 1,000,000 shares ($50,000).

On April 24, 2009, the Company executed a retainer agreement with a law firm to prepare and file a Form S-1 registration statement in connection with its planned public offering. The agreement provides for a $15,000 payment to the law firm upon execution of the agreement (which was paid in April 2009) and a $10,000 payment when the Form S-1 registration statement is declared effective by the SEC.

Until ________________, 2009, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$5.58
Printing Expenses	200.00
Accounting Fees and Expenses	14,094.42
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$40,000.00

ITEM 14.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.         Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

2.         Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.        RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yuan Kun Deng	March 31, 2009	10,000,000	Cash of $10,000.00
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
Peoples Republic of China 116001

      We issued the foregoing restricted shares of common stock to Mr. Deng pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Mr. Deng took place outside the United States of America and Mr. Deng is a non-US person as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.        EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
23.1	Consent of Michael Studer CPA P.C., Independent Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

* Previously filed

ITEM 17.        UNDERTAKINGS.

A.        The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement .

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused to this amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dalian, China, on this 4th day of  August, 2009.

MULTIPLAYER ONLINE DRAGON, INC.

BY:	YUAN KUN DENG
Yuan Kun Deng
President, Principal Accounting Officer, Principal Executive Officer, Principal Financial Officer and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yuan Kun Deng as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

YUAN KUN DENG	President, Principal Accounting Officer, Principal	August 4, 2009
Yuan Kun Deng	Principal Executive Officer, Principal Financial Officer and a member of the Board of Directors

YUCHUN BAI	Secretary, Treasurer and a member of the	August 4, 2009
Yuchun Bai	Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
23.1	Consent of Michael Studer CPA P.C., Independent Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

*  Previously filed